                               AMENDMENT NO. 3 TO
                              EMPLOYMENT AGREEMENT


         The Employment Agreement entered into by and between WellPoint Health Networks Inc. (the "Company") and Leonard D. Schaeffer ("Executive") effective as of January 22, 1997, as amended by that certain Amendment No. 1 effective as of September 1, 1997 and that certain Amendment No. 2 effective as of May 1, 1998 (as amended, the "Employment Agreement"), is hereby further amended as of October 27, 1998 as follows:

         1. Section 8.b is hereby deleted in its entirety and replaced with the following language:

          "If any compensation under this Agreement, alone or together with other compensation payable to Executive, would, in the determination of counsel or other advisor mutually acceptable to the Company and Executive, constitute an excess parachute payment within the meaning of Section 280G of the Code that would subject Executive to an excise tax under Section 4999 of the Code or any successor provisions, the Company shall pay Executive an additional amount in cash, which when added to such compensation, provides Executive with the same net after-tax compensation (considering Executive's federal and state income tax brackets and the excise tax on such compensation and such additional payment) that Executive would realize from such compensation (without such additional payment) if no excise tax applied."

         2. Except as set forth herein, terms used in this Amendment and not defined herein shall have the same meaning as they do in the Employment Agreement.

         3. Except as amended above, the terms and conditions of the Employment Agreement shall continue in full force and effect.

                                WELLPOINT HEALTH NETWORKS INC.

                                By:    /s/ Stephen L. Davenport
                                       ------------------------------------
                                       Stephen L. Davenport,
                                       Chairperson, Compensation Committee

                                       /s/ Leonard D. Schaeffer
                                       ------------------------------------
                                       EXECUTIVE